Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AdaptHealth Corp. filed on or about June 28, 2021 of our report dated June 16, 2020 relating to the financial statements of Solara Medical Supplies, LLC, appearing in the Current Report on Form 8-K filed by AdaptHealth Corp. on June 18, 2020.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

San Diego, CA

June 28, 2021